Exhibit 99.1

NEWS RELEASE

Investor Contact:

Brian Klaus, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Jennifer Kaminski, Vice President, Manager of Public Relations

920-491-7576

Associated Bank Consent Order to be Lifted

GREEN BAY, Wis. –– February 14, 2014 –– Associated Bank, N.A. (the “Bank”), the wholly-owned subsidiary of Associated Banc-Corp (NASDAQ:ASBC), was informed by the Office of the Comptroller of the Currency (“OCC”) that the OCC will terminate the Consent Order that it issued on February 23, 2012 relating to the Bank’s Bank Secrecy Act/Anti-Money Laundering Compliance Program.  The Bank expects to receive formal notification with respect to the termination of the Consent Order in the first quarter of 2014.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $24 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

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